EXHIBIT 23

                                CONSENT OF EXPERT


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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-80171 and 333-22523 of First Midwest Financial, Inc. on Forms S-8 and in Registration Statement No. 333-9871 of First Midwest Financial, Inc. on Form S-3 of our report dated October 15, 1999, contained in Exhibit 13 to First Midwest Financial, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1999.



/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP

South Bend, Indiana
December 27, 1999